                                EXHIBIT 99.1
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                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



IN RE                               :
                                    :
DISCOVERY ZONE, INC., ET AL.,*      :      CHAPTER 11
                                    :      CASE NO. 96-411 (HSB)
                                    :
                                    :
                      DEBTORS.      :      (JOINTLY ADMINISTERED)



          INTERIM ORDER PURSUANT TO SECTIONS 364(C)(1), 364(C)(2),
      364(C)(3) AND 364(D) OF THE BANKRUPTCY CODE AND RULE 4001 OF THE
              FEDERAL RULES OF BANKRUPTCY PROCEDURE AUTHORIZING
            THE DEBTORS TO OBTAIN INTERIM POSTPETITION FINANCING,
          GRANTING SENIOR LIENS AND PRIORITY ADMINISTRATIVE EXPENSE
            STATUS, MODIFYING THE AUTOMATIC STAY, AND AUTHORIZING
           THE DEBTORS TO ENTER INTO AGREEMENTS WITH MADELINE, LLC



                 Discovery Zone, Inc. ("Discovery Zone") and nineteen of its affiliates as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the





__________________________________

* Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.
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"Debtors"), having filed a motion, dated April 10, 1996, pursuant to 11 U.S.C.
Section 364 and Federal Rule of Bankruptcy Procedure 4001 (the "Motion"), for an order seeking, inter alia:

                 (i) Authority pursuant to sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the United States Bankruptcy Code, 11
         U.S.C. Section Section 101 et seq. (the "Bankruptcy Code"), and Rules 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), for Discovery Zone to borrow or obtain cash advances and Letters of Credit from Madeline, LLC (the "Lender"), guaranteed by Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble For Fun Limited Partnership (collectively, the "Guarantors"), up to the aggregate principal amount of $17,000,000 (inclusive of a $7,000,000 subfacility for the issuance of Letters of Credit) (the "Credit Facility") outstanding at any one time pursuant to the terms of a Revolving Credit Agreement, dated as of April 30, 1996 (the "Credit Agreement"), and the Related Documents (as defined in the Credit Agreement) (collectively, the "Loan Documents");

                 (ii) Authority for the Debtors to execute, deliver and enter into the Loan Documents;

                 (iii)    Approval of the terms and conditions of the Loan
         Documents;





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                 (iv)     Authority for the Debtors to execute and deliver,
         from time to time, all such other documents, instruments and agreements and perform such other acts as may be required in connection with the Loan Documents;

                 (v) Authority for Discovery Zone, under section 364(c)(1) of the Bankruptcy Code, to obtain postpetition financing and incur postpetition indebtedness pursuant to the Loan Documents, guaranteed by the Guarantors, which indebtedness due and owing by Discovery Zone, and guaranty obligations owing by the Guarantors, to the Lender shall
         (a) pursuant to section 364(c)(1) of the Bankruptcy Code, have priority over any and all expenses and claims of the kind specified in, inter alia, sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b)
         and 1114 of the Bankruptcy Code, (b) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by first priority liens on and security interests in all of the Debtors' now owned or hereafter acquired unencumbered assets, (c) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by junior liens on and security interests in all other now owned or hereafter acquired assets, subordinate only to Permitted Liens (as defined in the Loan Documents) and (d) pursuant to section 364(d) of the Bankruptcy Code, be secured by liens on and security interests in all now owned or hereafter acquired assets senior to any liens or security interests held by any Debtor, provided, however, that all liens and security interests granted to the Lender and the Lender's superpriority administrative expense claims are subject to the Carveout (as defined in Paragraph 15 below);

                 (vi)     The modification of the automatic stay;





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                 (vii)    Authority for the Debtors, pursuant to sections
         364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and
         Bankruptcy Rule 4001(c), after an interim hearing on the Motion (the "Interim Hearing"), to obtain interim financing from the Lender on an emergency basis, under the same terms and conditions set forth in the Loan Documents, pending a final hearing on the Motion in accordance with Bankruptcy Rule 4001(c) (the "Final Hearing"), the amount outstanding at any one time of such loans, advances and the face amount of Letters of Credit pending the entry of the Final Order (as defined in paragraph 2 of the Motion) not exceeding the aggregate principal amount of either (a) $5,000,000, in the event this Court enters the Final Order on or before April 29, 1996, or (b) $9,000,000, in the event the Final Order is not entered on or before April 29, 1996;

                 (viii) Scheduling and approving the form and method of notice of the Final Hearing to consider the granting of full authority to the Debtors to utilize the Credit Facility, and to obtain all credit available and as needed under the Credit Facility as provided and needed thereby; and

                 (ix) Granting the Debtors such other and further relief as the Court deems necessary, appropriate, equitable and proper.

                 NOW, THEREFORE, upon the Motion, the files and pleadings in these cases, and upon completion of the interim hearing with respect to the Motion and the objection dated April 29, 1996 (the "Objection") interposed by the statutory creditors' committee (the "Committee"), and the Court having rendered its decision on the record and having granted





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the relief requested by the Committee in its Objection to the extent set forth below, and after due deliberation and sufficient cause appearing therefor, the Court hereby finds as follows:

                 A. Capitalized terms used in this Order and not otherwise defined herein have the meanings ascribed to such terms in the Loan Documents, the terms of which shall be, and they hereby are, incorporated herein by reference as if fully set forth at length.

                 B. The Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on March 25, 1996 (the "Petition Date"), and are authorized to continue in the management and possession of their businesses and properties as debtors in possession pursuant to sections 1107 and 1008 of the Bankruptcy Code.

                 C. Discovery Zone is the direct or indirect parent of each of the other Debtors. The Debtors are principally engaged in the operation of children's indoor entertainment and fitness facilities, which are referred to as Discovery Zone FunCenters (each a "FunCenter"). As of the Petition Date, the Debtors operated 293 FunCenters. By motions dated April 1, 1996 and April 25, 1996, the Debtors requested authority, nunc pro tunc, as necessary, to close fifty-two FunCenters which were operating as of the Petition Date. The Debtors, with the assistance of their professionals, continue to review and analyze their overall FunCenter operations and, specifically, the potential contributions of their FunCenters located in various markets to the future configuration of the Debtors' overall FunCenter operations. The Debtors expect that, during the course of these chapter 11 cases, the Debtors, after consultation with the Committee, will close those presently operating FunCenters which the Debtors conclude are not part of the Debtors' core business.





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                 D.       The Debtors intend to operate a fundamentally sound
and valuable business, with a strong customer base, which provides employment for a large number of employees, and the Debtors remain valuable customers for their vendors.

                 E. The Debtors have requested that the Lender provide postpetition financing to the Debtors, in order to provide funds to be used by the Debtors for their general operating, working capital and other business purposes in the ordinary course of the Debtors' businesses.

                 F. The Debtors are unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code, or pursuant to sections 364(a) and (b) of the Bankruptcy Code or without the guaranties of the Guarantors and the granting of the liens and security interests as set forth herein and in the Loan Documents. After considering all alternatives, the Debtors have concluded, in the exercise of their respective best and reasonable business judgment, that the Credit Facility represents the best working capital financing available.

                 G. No other source of postpetition financing exists on terms more favorable than those offered by the Lender.

                 H. The financing proposed by the Motion will permit the Debtors to have the funds necessary to pay their postpetition payroll, payroll taxes, landlords, inventory suppliers, overhead and other expenses necessary for the continued operation of the Debtors' businesses and the management and preservation of the Debtors' assets and properties. In addition, the financing proposed by the Motion and authorized pursuant to this Order will





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allow the Debtors to arrange for an advertising campaign which will take place in the summer of 1996.

                 I. The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtors' businesses and the management and preservation of their assets and properties. The loans and advances under the Credit Agreement will benefit, and is in the best interests of, the Debtors, their estates, creditors and equity security holders.

                 J. The Motion was filed on April 10, 1996, and the Debtors have provided actual notice of the Motion, the relief requested thereunder and the terms of this Order, whether by first class mail, overnight courier or hand delivery, to (i) the Office of the United States Trustee; (ii) the Lender and its attorneys; (iii) all creditors known to the Debtors who may have liens against the Debtors' assets; (iv) all landlords, owners, operators and/or mortgagors of the premises at which any of the Debtors' inventory is located; (v) the Committee and its counsel; (vi) the twenty largest unsecured creditors of the Debtors; (vii) the United States Internal Revenue Service; and
(viii) all parties-in-interest that have filed Notices of Appearances in these chapter 11 cases, all as more fully described in the Certificate of Service filed by counsel for the Debtors. Sufficient and adequate notice of the Motion and the interim hearing with respect thereto has been given pursuant to Bankruptcy Rules 2002, 4001(c) and (d) and 9014 and section 102(1) of the Bankruptcy Code as required by sections 364(c) and 364(d) of the Bankruptcy Code and no further notice of, or hearing on the relief sought in, the Motion is necessary or required.





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                 K.       Consideration of the Motion constitutes a "core
proceeding" as defined in 28 U.S.C. Section Section 157(b)(2)(A), (D), (G),
(K), (M) and (O). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. Section Section 157 and 1334.

                 L. The terms of the Loan Documents between the Debtors and the Lender, pursuant to which postpetition loans and advances may be made or provided to Discovery Zone by the Lender, and pursuant to which the Lender may cause the issuance of Letters of Credit, have been negotiated in good faith and at arm's length as that term is used at section 364(e) of the Bankruptcy Code. This Order is subject to, and the Lender is entitled to the benefits of, the provisions of section 364(e) of the Bankruptcy Code.

                 M. Good, adequate and sufficient cause has been shown to justify the granting of the relief requested herein and the immediate entry of this Order.

                 ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:

                 1. The Motion is granted and approved to the extent provided below, and the Objection is sustained to the extent provided below.

                 2. Good and sufficient notice of the Motion's request for the entry of this Order and the hearing thereon has been provided in accordance with Sections 102(1), 364(c)(1), (2) and (3), and 364(d) of the Bankruptcy Code and Bankruptcy Rule 2002, and any requests for other and further notice shall be and are hereby dispensed with and waived.

                 3. The relief granted by this Court pursuant to this Order is necessary to avoid immediate and irreparable harm to the Debtors' estates.





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                 4.       Discovery Zone is unable to obtain cash advances and
a letter of credit facility as unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code and without the guarantees of the Guarantors. Without the availability of the Credit Facility, it will be materially more expensive for the Debtors to fund their working capital needs. If the Debtors are unable to finance their working capital needs, the Debtors' ability to preserve the going-concern value of their businesses may be quickly eroded.
The enhancement of the going-concern values of the Debtors (collectively and independently) is of utmost significance and importance to a successful reorganization of the Debtors pursuant to the provisions of chapter 11 of the Bankruptcy Code.

                 5. Discovery Zone will receive postpetition loans and/or advances and credit and the Guarantors will receive other direct or indirect benefits from the Credit Facility authorized by this Order.

                 6. Discovery Zone is hereby immediately authorized and empowered to borrow from the Lender or to cause the Lender to issue Letters of Credit and the Lender is authorized to lend or to cause the issuance of Letters of Credit by the Letter of Credit Issuer pursuant to the terms of this Order and the terms and conditions set forth in the Loan Documents, in such amount or amounts as may be made available to Discovery Zone from the Lender, in accordance with the terms of the Loan Documents, which Loan Documents are hereby approved in all respects (including all rights and remedies set forth or referred to in the Loan Documents). The amount of such loans and advances shall not exceed the aggregate principal amount of $8.369 million outstanding at any time pending the Final Hearing.





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                 7.       The Debtors shall use the proceeds of the loans and
advances made, and the Letters of Credit issued, under the Credit Facility for the payment of employee salaries, payroll, taxes, collection of accounts, purchases of inventory, advertising, lease obligations, and other general operating and working capital purposes in the ordinary course of the Debtors' businesses (including amounts paid for such purposes which may constitute administrative expense claims under the Bankruptcy Code, attributable to the operation of the businesses of the Debtors which are approved by the Court) and expenditures authorized by order of the Court, and in accordance with the terms and conditions of the Loan Documents.

                 8. The terms and conditions of the Loan Documents, which are incorporated into the terms and conditions of this Order, shall be sufficient and conclusive evidence of the borrowing arrangements between the Debtors and the Lender and of the Debtors' agreement as to the conditions of the Loan Documents, for all purposes, including the payment of all principal, interest, loan management fees, Credit Facility fees and other fees and expenses, including attorneys' fees and legal expenses of the Lender as more fully set forth in the Loan Documents. The Debtors' Obligations (as defined below) shall be joint and several.

                 9. (a) The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the Loan Documents and Letter of Credit applications and reimbursement agreements with third parties as contemplated by the Loan Documents, all of which are hereby approved) which may be required or necessary for the performance of the Debtors under the terms of this Order, the Loan Documents and the financing hereby approved.





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                 (b)      The Debtors are authorized to execute and deliver the
Contribution Agreement which provides for a fair and equitable sharing of the joint and several obligations of the Debtors under the Credit Agreement and the Credit Facility.

                 10. The Debtors are authorized and directed, subject to the information and reasonableness requirements of 11 U.S.C. Section 330 and Local Rule 27 and Attachment A to this Order, to pay or reimburse the Lender for all present and future reasonable fees, costs and expenses, including (i) attorneys' fees and legal expenses, and (ii) fees and other amounts which may be required or necessary for the performance of the Debtors under the terms of this Order, the Loan Documents and the financing hereby approved, or which may be paid or incurred by the Lender to effectuate the financing transactions as provided in this Order and the Loan Documents, all of which unpaid fees, commissions, costs and expenses shall be and are included as part of the principal amount of the Obligations (as defined below).

                 11. As security for the full and timely payment of any and all obligations, liabilities and indebtedness of the Debtors to the Lender arising under the Loan Documents and the Credit Facility (collectively, the "Obligations"), the Lender shall have and is hereby granted (in each of the above-captioned chapter 11 cases) (i) pursuant to section 364(c)(2) of the Bankruptcy Code, first priority liens on and security interests in all of the Debtors' now owned or hereafter acquired unencumbered assets, of whatever kind or nature; provided, however, that (a) the Lender shall not have liens on or security interests in any recoveries resulting from claims arising under sections 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code (the "Avoidance Action Proceeds") and (b) the Avoidance Action Proceeds shall not be used to pay the superpriority administrative expense claims granted to the Lender





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hereunder and under the Loan Documents, (ii) pursuant to section 364(c)(3) of the Bankruptcy Code, junior liens on and security interests in all other now owned or hereafter acquired assets, subject only to Permitted Liens and (iii) pursuant to section 364(d) of the Bankruptcy Code, liens on and security interests in all of the Debtors' now owned or hereafter acquired assets, which liens and security interests shall be senior to any and all liens on or security interests in such assets held by any Debtor (the assets described in (i), (ii) and (iii) of this paragraph which are subject to a lien or security interest in favor of the Lender collectively being the "Collateral").

                 12. Other than with respect to Permitted Liens, the liens and security interests granted to the Lender hereunder and in the Loan Documents shall not be subordinated to or pari passu with any other lien or security interest, however arising, included but not limited to a lien or security interest granted under section 364(d) of the Bankruptcy Code or otherwise.

                 13. (a) The liens and security interests in favor of the Lender described herein and in the Loan Documents shall be deemed valid, binding, enforceable and perfected upon entry of this Order, and shall not be subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors under section 551 of the Bankruptcy Code.

                 (b) The Lender shall not be required to file any financing statements, notice of lien or similar instruments in any jurisdiction or filing office, or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Order or pursuant to the Loan Documents.





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                 (c)      Should the Lender, in its sole discretion, from time
to time, choose to file such financing statements, notices of lien or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interest or lien, the Debtors and their officers are hereby directed to execute any such documents or instruments as the Lender shall reasonably request and all such documents and instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order.

                 (d) A photocopy of this Order may, in the discretion of the Lender, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, notices of lien or similar instruments, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording.

                 14. For all Obligations, and in addition to the foregoing but subject to Paragraph 11 of this Order, the Lender is hereby granted an allowed superpriority administrative claim in accordance with section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all other obligations, liabilities and indebtedness of any Debtor, now in existence or hereafter incurred by any Debtor, and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) or 1114 of the
Bankruptcy Code.

                 15. The Lender's security interests in and liens upon the Collateral and the superpriority administrative expense claim shall be subordinate only to:

                 (a) the fees and expenses of the Office of the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6);





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                 (b)      the payment of allowed fees and expenses of
         professionals retained in these chapter 11 cases pursuant to section 327 and 1103 of the Bankruptcy Code by the Debtors or any official committee and the expenses of members of any official committee appointed in these chapter 11 cases; and

                 (c) sales taxes collected by the Debtors that constitute trust funds under Section 111.016 of the Texas Tax Code;

provided, however, that the Lender's security interests in and liens upon the Collateral and the superpriority administrative expense claim shall be subordinate only to payments made under subparagraphs (a) and (b) of this paragraph in an amount not to exceed $1,500,000 in the aggregate outstanding at any time (inclusive of any holdbacks on interim compensation required by this Court) (the "Professional Expense Cap"); and it is further provided that after the occurrence and during the continuance of an Event of Default during which the Lender has ceased making loans and advances under the Credit Facility, any payments actually made to professionals after or during such period, under sections 330 and 331 of the Bankruptcy Code or otherwise in respect of fees and expenses, shall reduce the Professional Expense Cap on a dollar-for-dollar basis. All of the funds set forth in subparagraphs (a), (b) and (c) are collectively referred to as the "Carveout". No other claim or expense, having a priority senior or pari passu to that granted to the Lender in this Order, shall be granted in these chapter 11 cases, or any superseding chapter 7 cases, while any portion of the Obligations, the Credit Facility or the commitment thereunder remains outstanding.

                 16. Notwithstanding the foregoing, the Debtors shall be permitted to pay, as the same may become due and payable, (i) administrative expenses of the kind specified in





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section 503(b) of the Bankruptcy Code incurred in the ordinary course of their businesses and (ii) subject to the provisions of Subparagraph 15(b) hereof, compensation and reimbursement of expenses to professionals allowed and payable under sections 330 and 331 of the Bankruptcy Code.

                 17. The Debtors are authorized and directed, to the extent required under the Loan Documents, either to deposit or cause to be deposited into the Depository Accounts monies, checks, credit card sales drafts, credit card sales or charge slips or receipts, drafts and any other payments received from its account debtors and other parties, now or hereafter obligated to pay the Debtors for services or other property of the Debtors' estates. The Lender is authorized to apply such payments and proceeds received by the Lender to the Obligations as set forth in this Order and the Loan Documents.

                 18. The Debtors are authorized and directed, at the Lender's request, to: (i) establish the Depository Account arrangements designated in the Loan Documents, and if and to the extent any deposits or transfers into the Depository Accounts are considered to be property of the Debtors' estates, any bonding requirements set forth in section 345 of the Bankruptcy Code, if applicable, are hereby waived; (ii) deposit proceeds, to the extent required under the Loan Documents, of Collateral received by the Debtors into the Depository Accounts established for the benefit of the Lender; and (iii) enter into such agreements as may be necessary to effectuate such arrangements.

                 19. The Debtors are hereby authorized and directed to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the Loan Documents, as the Lender may reasonably require as evidence of and for





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the protection of the Obligations and the Collateral or which may be otherwise deemed necessary by the Lender to effectuate the terms and conditions of this Order and the Loan Documents, each of such documents, instruments and agreements being included in the definition of "Loan Documents" contained herein.

                 20. The Debtors are authorized and directed to provide to the Lender, unless there is a written waiver by the Lender in each instance, all of the documentation, reports, schedules, assignments, financial statements, insurance policies and endorsements, access, inspection, audits and other information which the Debtors are required to provide to the Lender under the Loan Documents.

                 21. Except as modified by Paragraph 22 of this Order, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the Lender to implement the terms and conditions of the Loan Documents and the provisions of this Order, including, without limitation, to perfect its liens and security interests and to exercise its remedies under the Loan Documents.

                 22. Subject to the provisions of the Loan Documents, and upon the expiry of five Business Days after the Lender shall have filed with the Bankruptcy Court an affidavit identifying any default hereunder or Event of Default under the Loan Documents (collectively, "Events of Default") and served the same by hand delivery, telecopier or overnight mail upon counsel to the Debtors and the Committee, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary so as to permit the Lender to exercise all rights and remedies provided for in the Loan Documents, without filing further pleadings or application to or order of this Court; provided, however, that, notwithstanding





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anything to the contrary set forth herein or in the Loan Documents, the Lender shall use only reasonable efforts to maximize the value of the Collateral in connection with the exercise of its remedies hereunder or under the Loan Documents. Upon the occurrence of any Event of Default, (a) the Lender shall be relieved of any and all obligations to make additional advances and (b) the Credit Facility and the Lender's commitment thereunder shall be terminated. Subject only to the provisions of this Paragraph and the Loan Documents, the Lender shall be and is hereby authorized, in its discretion, to take any and all actions and remedies which the Lender may deem appropriate, in good faith and in a commercially reasonable manner, to proceed against and realize upon the Collateral and the Debtors hereby are directed to cooperate with the Lender in the exercise of such rights, provided that nothing in this Order shall prevent the Debtors from seeking to have the Bankruptcy Court adjudicate any dispute with respect thereto.

                 23. Unless an Event of Default occurs sooner, in the event that the Final Bankruptcy Court Order (as defined in the Credit
Agreement) is not entered on or before May 20, 1996, all of the Obligations shall immediately become due and payable and the Lender shall be automatically and completely relieved from the effect of any stay, including, without limitation, any stay under section 362 of the Bankruptcy Code or any other restriction on the enforcement of the liens and security interests or any other rights granted to the Lender pursuant to the terms and conditions of the Loan Documents or this Order, and the Lender shall be and is hereby authorized, in its discretion and subject to the proviso in the first sentence of Paragraph 22 hereof, to take any and all actions and remedies which the Lender may deem appropriate and to proceed against and realize upon the Collateral and any other





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property of the estates of the Debtors upon which it has been or may hereafter be granted liens and security interests to obtain repayment of the Obligations, including, without limitation, all such actions and remedies set forth in the Loan Documents (except if the authority of Discovery Zone to borrow from the Lender shall be extended with the prior written consent of the Lender, which consent shall not be implied from any other action, inaction or acquiescence by the Lender).

                 24. No costs or expenses of administration which have or may be incurred in any of the Debtors' respective chapter 11 cases, any conversion of any of the Debtors' respective chapter 11 cases pursuant to section 1112 of the Bankruptcy Code, pursuant to sections 105, 506(c) or 522 of the Bankruptcy Code, or in any future proceedings or cases related hereto, shall be charged against the Lender, its claims or the Collateral, without the prior written consent of the Lender, and no such consent shall be implied from any other action, inaction or acquiescence by the Lender and no obligations incurred or payments or other transfers made by or on behalf of the Debtors on account of the financing arrangements with the Lender shall be avoidable or recoverable from the Lender under sections 547, 548, 550 or 553 or any other provision of the Bankruptcy Code.

                 25. No costs or expenses of administration including, without limitation, professional fees allowed and payable under sections 330 and 331 of the Bankruptcy Code that have been or may be incurred in the Debtors' cases, or after any conversion of any of these cases under section 1112 of the Bankruptcy Code or in any other proceeding related thereto, and no priority claims are, or will be, prior to or on a parity with the administrative claims of the Lender arising hereunder or will be paid from proceeds of the Collateral granted to the





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Lender hereunder and under the Loan Documents; provided, however, that the
Lender will permit to be paid the Carveout from the proceeds of the Collateral (the "Permitted Payments") in accordance with Paragraph 15 hereof; provided further, however, that the parties entitled to any portion of the Carveout shall not have any rights in connection with any foreclosure, sale or other disposition of the Collateral hereunder (including, without limitation, the right to require a sale of any Collateral), other than the right to receive Permitted Payments from the proceeds thereof. Without limiting the priority of the Lender's liens and security interests, subject to the rights of the holders of Permitted Liens, the holders of allowed claims covered by the Carveout shall have the right, to the extent unencumbered assets are unavailable to pay the Carveout, to receive to the extent of such claims the initial net proceeds of the liquidation of the Collateral not to exceed in the aggregate the Professional Expense Cap to the extent available pursuant to Paragraph 15 hereof.

                 26. Except as otherwise provided in the Loan Documents, so long as the Lender's commitment or any Obligation, liability of indebtedness under the Loan Documents and this Order shall remain outstanding, (i) the Debtors shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to any of their respective assets, including, but not limited to, their inventory, or take or fail to take any action which would grant or create a lien or security interest in favor of any person (other than the Lender) in such assets and (ii) there shall not be entered in the any of the Debtor's respective chapter 11 cases or any subsequent chapter 7 cases any further order which authorizes under any section of the Bankruptcy Code, including sections 105, 363 or 364, the procurement of credit or the





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incurring of indebtedness secured by a lien or which is entitled to superpriority administrative status which is equal to or superior to that granted to the Lender herein, unless in each instance (x) the Lender shall have given its prior written consent thereto and no such consent shall ever be implied form any other action, inaction or acquiescence by the Lender or (y) such other order requires that the Obligations be indefeasibly paid in full and discharged contemporaneously with the entry of such order.

                 27. Except as otherwise provided for in the Loan Documents, no order (i) dismissing the chapter 11 case of any of the Debtors under sections 305 or 1112 of the Bankruptcy Code or otherwise shall be entered unless prior to the entry thereof the Obligations owing to the Lender under the Loan Documents shall have been paid in full in cash, and all outstanding Letters of Credit shall have been terminated or cash collateralized in accordance with the provisions of the Loan Documents, and the Lender's obligation to make loans or to cause the issuance of Letters of Credit has been terminated; (ii) converting the chapter 11 case of any of the Debtors under section 1112 of the Bankruptcy Code or otherwise shall be entered unless such order expressly provides that the priority of the claims of the Lender granted herein shall be senior in right of payment to any claim allowed under section 503(b) of the Bankruptcy Code which is incurred or arises on or after the date of such order; or (iii) confirming any plan of reorganization in any of the Debtors' chapter 11 cases shall be entered unless such order provides for the payment in full in cash of all Obligations payable or owing to the Lender under the Loan Documents and the termination or cash collateralization of all outstanding Letters of Credit in accordance with the provisions of the Loan Documents on





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or before the effective date of, or substantial consummation of, the plan of reorganization that is the subject of such order.

                 28. All advances under the Loan Documents (including the issuance of Letters of Credit by the Letter of Credit Issuer) are made in reliance upon this Order, and, therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to Letters of Credit) prior to the effective date of any stay, modification or vacation of this Order cannot
(i) be subordinated (except as otherwise provided in this Order as to the Carveout), (ii) lose its priority lien status or its superpriority claim status or (iii) be deprived of the status of the claims, liens and security interests granted to the Lender under this Order or the Loan Documents, as a result of any subsequent order in the Debtors' respective chapter 11 cases, or any superseding chapter 7 cases.

                 29. The provisions of this Order shall be effective immediately upon entry of this Order by the Court and any actions taken pursuant hereto shall survive entry of, and shall govern with respect to any conflict with, any order which may be entered confirming any plan of reorganization, dismissing any of the Debtors' chapter 11 cases or which may be entered converting any Debtor's chapter 11 case from chapter 11 to chapter 7. The terms and provisions of this Order, as well as the priority of the Lender's claims, liens and security interests, and all rights of the Lender and the Obligations of each Debtor created or arising pursuant hereto or to the Loan Documents, shall constitute a valid and binding obligation of each of the Debtors, enforceable against each such Debtor in accordance with its terms, and shall continue in the Debtors' chapter 11 cases and in any superseding chapter 7 cases under the Bankruptcy Code, and such claims, liens and security interests shall maintain their priority as provided by this Order until satisfied and discharged in accordance with the terms of the Loan Documents.

                 30. The provisions of this Order shall inure to the benefit of the Debtors and the Lender and shall be binding upon the Debtors and the Lender and the Debtors' respective successors and assigns, including any Trustee or other fiduciary hereafter appointed as a legal representative of any of the Debtors or with respect to property of the estates of any of the Debtors, whether under chapter 11 of the Bankruptcy Code or any subsequent chapter 7 case, and shall also be binding upon all creditors of the Debtors and other parties in interest.

                 31. In making decisions to make advances to Discovery Zone, or to issue Letters of Credit under the Loan Documents or to collect the indebtedness and obligations of the Debtors, the Lender shall not be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner" or "operator" with respect to the operation or management of the Debtors, including, without limitation, with respect to the Collateral and any real property in which any of the Debtors' estates hold an interest (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar federal or state statute).

                 32. The terms of the financing arrangements between the Debtors and the Lender were negotiated in good faith and at arm's length between the Debtors and the Lender and any advances which are caused to be issued to Discovery Zone by the Lender pursuant to the Loan Documents are deemed to have been extended in good faith, as the term is used in section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section

364(e) of the Bankruptcy Code in the event that this Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

                 33. If any or all of the provisions of this Order are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (i) the validity of any obligation, indebtedness or liability incurred by the Debtors to the Lender prior to the effective date of such modification, vacation or stay, or (ii) the validity or enforceability of any security interest, lien or priority authorized or created hereby or pursuant to the Loan Documents. Notwithstanding any such modification, vacation or stay, any indebtedness, obligations or liabilities incurred by the Debtors to the Lender prior to the effective date of such modification, vacation or stay shall be governed in all respects by the original provisions of this Order, and the Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and pursuant to the Loan Documents with respect to all such indebtedness, obligations or liabilities.

                 34. Upon the payment in full of all Obligations to the Lender, or upon the termination of this Order, the Lender and the Debtors shall each be released from any and all obligations pursuant to the terms of this Order and/or the Loan Documents.

                 35. To the extent the terms and conditions of the Loan Documents are in conflict with the terms and conditions of this Order, the terms and conditions of this Order shall control.

                 36. The Final Hearing with respect to the relief requested in the Motion is set for 9:30 A.M. on May 20, 1996, in the courtroom usually occupied by this Court, the United States Bankruptcy Court for the District of Delaware, in Wilmington, Delaware, at





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which time any party-in-interest may appear and state its objections, if any, to the borrowings by Discovery Zone, and the guaranty obligations of the Guarantors. The following parties which have previously received copies of the Motion shall, within three business days after execution of this Order by this Court, be mailed copies of this Order by the Debtors by first class mail: (i) the Office of the United States Trustee; (ii) the Lender and its attorneys;
(iii) all creditors known to the Debtors who may have liens against the Debtors' assets; (iv) all landlords, owners, operators and/or mortgagors of the premises at which any of the Debtors' inventory is located; (v) the Committee and its counsel; (vi) the twenty largest unsecured creditors of the Debtors;
(vii) the United States Internal Revenue Service; and (viii) all parties-in-interest that have filed Notices of Appearances in these chapter 11 cases. Objections shall be in writing and shall be filed with the Clerk of the Bankruptcy Court, 5th Floor, with a copy served upon Shearman & Sterling, 599 Lexington Avenue, NY 10022-6065, Attention: Douglas P. Bartner; Young, Conaway, Stargatt & Taylor, 1110 N. Market Street, Rodney Square North, 11th Floor, Wilmington, DE 19801, Attention: Laura Davis Jones, Esq.; Schulte Roth & Zabel, 900 Third Avenue, New York, NY 10022, Attention: Mark Neporent, Esq. and Mark Broude, Esq.; and Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attention: Martin Bienenstock, Esq. and Pamela Corrie, Esq., so that such objections are received before 4:30 p.m. on May 15, 1996; any objections by creditors or other parties-in-interest to any of the provisions of this Order shall be deemed waived unless filed and received in accordance with the notice on or before the close of business on such date.





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Dated:   Wilmington, Delaware
         ___________, 1996




                                        ------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE





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